EXHIBIT 1(a)
Trades on June 24, 2009
Table I – Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned
1. Title of Security (Instr. 3)	2. Transaction Date	2A.Deemed Execution Date, if any	3. Transaction Code (Instr. 8)		4. Securities Acquired (A) or Disposed of (D) (Instr. 3, 4 and 5)			5. Amount of Securities Beneficially Owned Following	6. Ownership Form: Direct (D) or	7.Nature of Indirect Beneficial Ownership
	(Month/ Day/ Year)	(Month/ Day/ Year)	Code	V	Amount	(A)or (D)	Price	Reported Transaction(s) (Instr. 3 and 4)	Indirect (I) (Instr. 4)	(Instr. 4)
Common Stock	06/24/09		S		2,113	D	$6.4000	1,074,425	I	(1)
Common Stock	06/24/09		S		10,446	D	$6.5000	1,063,979	I	(1)

EXHIBIT 1(b)
Trades on June 25, 2009
Table I – Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned
1. Title of Security (Instr. 3)	2. Transaction Date	2A.Deemed Execution Date, if any	3. Transaction Code (Instr. 8)		4. Securities Acquired (A) or Disposed of (D) (Instr. 3, 4 and 5)			5. Amount of Securities Beneficially Owned Following	6. Ownership Form: Direct (D) or	7.Nature of Indirect Beneficial Ownership
	(Month/ Day/ Year)	(Month/ Day/ Year)	Code	V	Amount	(A)or (D)	Price	Reported Transaction(s) (Instr. 3 and 4)	Indirect (I) (Instr. 4)	(Instr. 4)
Common Stock	06/25/09		S		26,184	D	$6.5000	1,037,795	I	(1)
Common Stock	06/25/09		S		200	D	$6.5050	1,037,595	I	(1)
Common Stock	06/25/09		S		2,516	D	$6.5100	1,035,079	I	(1)
Common Stock	06/25/09		S		100	D	$6.5125	1,034,979	I	(1)
Common Stock	06/25/09		S		9,965	D	$6.5200	1,025,014	I	(1)

(1) Elliott Associates, L.P., through its subsidiary, Manchester Securities Corp., a New York corporation (“Manchester”), has an indirect pecuniary interest in the shares of common stock of BioDelivery Sciences International, Inc. (“BDSI”), owned by CDC IV, LLC (“CDC IV”). Manchester owns a majority of the equity interest of CDC IV (but not a controlling interest). On June 4, 2009, the manager of CDC IV delegated to Manchester all of the manager’s rights and authority with respect to the investment decisions relating to the equity securities of BDSI owned by CDC IV.